Exhibit 15.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-149890 and 333-173065) and Form S-8 (Nos. 333-173974, 333-173064, 333-165433, 333-157795, 333-152445, 333-149830, 333-142662, 333-141674, 333-132846 and 333-124700) of Nokia Corporation of our report dated March 8, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS OY
PricewaterhouseCoopers Oy
Helsinki, Finland
March 8, 2012